EXHIBIT 11


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)*

                                   EQUANT N.V.
                                (Name of Issuer)

                                ORDINARY SHARES
                         (Title of Class of Securities)

                                    29440910
                                 (CUSIP Number)

                             JEAN-LOUIS VINCIGUERRA
           SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               FRANCE TELECOM S.A.
                               6, PLACE D'ALLERAY
                              75505 PARIS CEDEX 15
                                     FRANCE
                             (011-33-1) 44-44-01-59
           -----------------------------------------------------------
                  (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                 WITH A COPY TO:

                              JERE R. THOMSON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939

                               NOVEMBER 19, 2000
             ------------------------------------------------------
             (DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 1 of 10 Pages

--------------------                                     ----------------------
CUSIP NO. 29440910                    13D                PAGE  2  OF  10  PAGES
--------------------                                     ----------------------

--------------------------------------------------------------------------------
    1      NAME OF REPORTING PERSON
           S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

           FRANCE TELECOM S.A.
--------------------------------------------------------------------------------
    2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               a  [_]
                                                                          b  [_]

--------------------------------------------------------------------------------
    3      SEC USE ONLY

--------------------------------------------------------------------------------
           SOURCE OF FUNDS*
    4
           OO, PF and/or BK
--------------------------------------------------------------------------------
    5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
           TO ITEMS 2(d) or (e)                                             [_]
--------------------------------------------------------------------------------
    6      CITIZENSHIP OR PLACE OF ORGANIZATION

           France
--------------------------------------------------------------------------------
                          7     SOLE VOTING POWER

                                90,617,348 shares (after issuance of 80,617,348
                                shares and 10,000,000 preferred shares, and
                                conversion of the 10,000,000 preferred shares
                                into 10,000,000 newly issued shares)
      NUMBERS OF          ------------------------------------------------------
         SHARES           8     SHARED VOTING POWER
     BENEFICIALLY
    OWNED BY EACH               67,950,000 shares
      REPORTING           ------------------------------------------------------
     PERSON WITH          9     SOLE DISPOSITIVE POWER

                                90,617,348 shares (after issuance of 80,617,348
                                shares and 10,000,000 preferred shares, and
                                conversion of the 10,000,000 preferred shares
                                into 10,000,000 newly issued shares)
                          ------------------------------------------------------
                          10    SHARED DISPOSITIVE POWER

                                67,950,000 shares
--------------------------------------------------------------------------------
   11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           158,567,348 (after issuance of 80,167,348 shares and 10,000,000 preferred shares and conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
           SHARES*                                                           [_]
--------------------------------------------------------------------------------
   13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           54.3% (after issuance of 80,617,348 shares and 10,000,000 preferred shares and conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shareS)
--------------------------------------------------------------------------------
   14      TYPE OF REPORTING PERSON*

           OO (societe anonyme)
--------------------------------------------------------------------------------

--------------------                                     ----------------------
CUSIP NO. 29440910                    13D                PAGE  3  OF  10  PAGES
--------------------                                     ----------------------

--------------------------------------------------------------------------------
    1      NAME OF REPORTING PERSON
           S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

           ATLAS TELECOMMUNICATIONS S.A.
--------------------------------------------------------------------------------
    2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               a  [_]
                                                                          b  [_]

--------------------------------------------------------------------------------
    3      SEC USE ONLY

--------------------------------------------------------------------------------
           SOURCE OF FUNDS*
    4
           OO, PF and/or BK
--------------------------------------------------------------------------------
    5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
           TO ITEMS 2(d) or (e)                                              [_]
--------------------------------------------------------------------------------
    6      CITIZENSHIP OR PLACE OF ORGANIZATION

           Belgium
--------------------------------------------------------------------------------
                          7     SOLE VOTING POWER

                                90,617,348 shares (after issuance of 80,617,348
                                shares and 10,000,000 preferred shares, and
                                conversion of the 10,000,000 preferred shares
                                into 10,000,000 newly issued shares)
      NUMBERS OF          ------------------------------------------------------
        SHARES            8     SHARED VOTING POWER
     BENEFICIALLY
    OWNED BY EACH               67,950,000 shares
      REPORTING           ------------------------------------------------------
     PERSON WITH          9     SOLE DISPOSITIVE POWER

                                90,617,348 SHARES (after issuance of 80,617,348
                                shares and 10,000,000 preferred shares, and
                                conversion of the 10,000,000 preferred shares
                                into 10,000,000 newly issued shares)
                          ------------------------------------------------------
                          10    SHARED DISPOSITIVE POWER

                                67,950,000 shares
--------------------------------------------------------------------------------
   11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           158,567,348 (after issuance of 80,167,348 shares and 10,000,000 preferred shares, and conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
           SHARES*
--------------------------------------------------------------------------------
   13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           54.3% (after issuance of 80,617,348 shares and 10,000,000 preferred shares, and conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   14      TYPE OF REPORTING PERSON*

           OO (SOCIETE ANONYME)
--------------------------------------------------------------------------------

         This Statement amends and supplements the Schedule 13D filed with the Securities and Exchange Commission on November 29, 2000 by France Telecom, a French societe anonyme.

ITEM 2.  IDENTITY AND BACKGROUND.
         -----------------------

         Item 2 is hereby amended and supplemented by deleting the third paragraph hereto and replacing it by the following text:

         "Schedule II hereto, which is incorporated herein by reference, sets forth the name, the business address, the present principal occupation or employment (and the name of the corporation or other organization in which such employment is conducted), and the citizenship of the directors of Atlas. There are no executive officers in Atlas."

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.
         -------------------------------------------------

         Item 3 is hereby amended and supplemented by deleting the first paragraph hereto and replacing it by the following text:

         "On the date of the  completion of the  transactions  described in this
Item 3 and in the second paragraph of Item 4(f), (all such transactions being conditional upon each other and not able to be completed separately) (the
"Closing Date"), Atlas will acquire 148,567,348 Equant Shares and 10,000,000 Equant convertible preferred shares in the following transactions:"

ITEM 4.  PURPOSE OF THE TRANSACTION.
         --------------------------

         (A)  ACQUISITION OR DISPOSAL OF EQUANT SECURITIES

         Item 4 (a) paragraph 2 is hereby supplemented by adding before the beginning of the first sentence, the following text:

         "Until the Closing Date, or for a period of up to twelve months following the termination of the Contribution Agreement (other than as a result of a material breach by Equant of representations, warranties or covenants contained in the Agreement), France Telecom, any of its subsidiaries or Associated Companies(as defined below) will not, in any manner whatsoever, directly or indirectly, (i) acquire, offer to acquire or agree to acquire, by purchase or otherwise, any equity security or assets of Equant or any of its subsidiaries or Associated Companies or any security of Equant or any other person convertible into or exchangeable or exercisable for any equity security of Equant or any of its subsidiaries or Associated Companies, or enter into any swap, derivative transaction or other arrangement that transfers to France Telecom or any other person, in whole or in part, any of the economic consequences of the ownership of any such security in a private transaction, on the public markets or otherwise, or (ii) otherwise act, alone or in concert with any other person, to seek to exercise control or influence over the management, policies or business of Equant or any of its subsidiaries or Associated Companies, unless in each case Equant and France Telecom have otherwise agreed in the context of a purchase by France Telecom of a strategic stake in Equant or of all of the outstanding shares of Equant. For the purpose of this paragraph, an "Associated Company" of any person means any entity directly or indirectly controlling, controlled by or under common control with such person or with whom such person is directly or indirectly acting jointly or in concert. The standstill provisions applicable to France Telecom, its subsidiaries or Associated Companies are more fully described in paragraph 11 of the Confidentiality and Standstill Agreement dated July 2, 1999 filed herewith as Exhibit 5".

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.
         ------------------------------------

         Item 5(a) and (b) are hereby amended and supplemented by deleting Item 5(a) and (b) in their entirety and replacing them by the following text:

         "(a) As of November 19, 2000, assuming the issuance of 80,617,548 Equant Shares and 10,000,000 Equant Preferred Shares, and the conversion of the 10,000,000 Equant Preferred Shares into 10,000,000 newly issued Equant Shares, as described in Item 3(a) and (b) on the Closing Date, France Telecom and Atlas beneficially owned 158,567,348 Equant Shares, which represent 54.3% all of the issued and outstanding Equant Shares.

               To the best of France Telecom's and Atlas' knowledge, none of the persons identified in Schedules I and II hereto, beneficially own any Equant Shares.

         (b) Pursuant to the Share Purchase Agreement, France Telecom and Atlas presently share with the SITA Foundation the power to vote and to dispose of 67,950,000 Equant Shares as described in Item 3(c). On the Closing Date, France Telecom and Atlas will acquire the sole power to vote and dispose these 67,950,000 Equant Shares. Pursuant to the Contribution Agreement, France Telecom and Atlas will acquire the sole power to vote and dispose the remaining 80,617,348 Equant Shares and 10,000,000 Equant Preferred Shares on the Closing Date, as described in Item 3(a) and (b). Each Equant Preferred Share will have one vote per preferred share, voting together with the Equant Shares as a single class.

               To the best of France Telecom's and Atlas' knowledge, none of the persons identified in Schedules I and II hereto, beneficially own or share voting or dispositive power with respect to any Equant Share."

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS.
         --------------------------------

         Item 7 is hereby amended and supplemented by deleting Item 7 in its entirety and replacing it by the following text:

"Exhibit No.        Description
------------        -----------

       (1) Contribution Agreement entered into among France Telecom, Atlas and Equant on November 19, 2000.*
       (2)          Share Purchase Agreement entered into between France Telecom and the SITA Foundation on November 19, 2000.*
       (3)          Letter from France Telecom to Equant  regarding the issuance of the  contingent
                    value rights dated as of November 19, 2000.*
       (4) Heads of Agreement entered into among France Telecom, Equant, and companies of the SITA group on November 19, 2000.*
       (5) Confidentiality and Standstill Agreement entered into between France Telecom and Equant on July 2, 1999.**


*Previously filed.

**Filed herewith."

                                    SIGNATURE

         After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: January 25, 2001

                                        France Telecom S.A.

                                        By: /S/ JEAN-LOUIS VINCIGUERRA
                                            -----------------------------------
                                            Name:  Jean-Louis Vinciguerra
                                            Title: Senior Executive Vice
                                                   President and Chief Financial
                                                   Officer


                                        Atlas Telecommunications S.A.

                                        By: /S/ BRUNO BROCHIER
                                            -----------------------------------
                                            Name:  Bruno Brochier
                                            Title: Director


                                        By: /S/ PHILIPPE MCALLISTER
                                            -----------------------------------
                                            Name:  Philippe McAllister
                                            Title: Director

SCHEDULE I

Schedule I is hereby amended and supplemented by deleting Schedule I in its entirety and replacing it with the following text:

         "The following are the directors and executive officers of FRANCE TELECOM S.A. as of December 19, 2000 and, their principal occupation or employment. The business address of all such persons for purposes of this
Schedule 13D is FRANCE TELECOM S.A., 6, place d'Alleray, 75505 Paris Cedex 15, France. Each of such directors and executive officers is a citizen of France.

DIRECTORS
---------
                NAME                                           PRINCIPAL OCCUPATION
                ----                                           --------------------
MEMBERS APPOINTED BY THE ANNUAL
GENERAL MEETING OF SHAREHOLDERS
Michel Bon...................................     Chairman and Chief Executive Officer
Francois Grappotte...........................     Chairman and Chief Executive Officer, Legrand
Michael Likierman............................     Co-Chairman and Chief Executive Officer, Grand Vision
                                                  S.A.
Jean Simonin.................................     Managing Director, Residential Agency of Toulouse

MEMBERS APPOINTED BY DECREE OF THE FRENCH
STATE
Jean-Paul Bechat.............................     Chairman and Chief Executive Officer, SNECMA
Alain Costes.................................     Director of Technology, Ministry of Research
Pierre-Francois Couture......................     Chairman of the Mining and Chemical Company
Yannick d'Escatha............................     Delegated Managing Director of Industry to Electricite
                                                  de France
Roger Fauroux................................     Chairman of honour of Saint-Gobain
Pierre Gadonneix.............................     President, Gaz de France
Nicolas Jachiet..............................     Head of Investment Monitoring Division, Treasury
                                                  Department, Ministry of the Economy, Finance and Industry
Jacques de Larosiere.........................     Advisor to Paribas
Sophie Mahieux...............................     Budget Director, Ministry of the Economy, Finance and Industry
Jacques Rigaud...............................     Honorary Advisor of State

MEMBERS ELECTED BY EMPLOYEES
Alain Baron..................................     Employee of France Telecom
Jean-Yves Bassuel............................     Employee of France Telecom
Monique Biot.................................     Employee of France Telecom
Michel Bonneau...............................     Employee of France Telecom
Michelle Brisson-Autret......................     Employee of France Telecom
Jean-Claude Desrayaud........................     Employee of France Telecom
Michel Gaveau................................     Employee of France Telecom


                               Page 8 of 10 pages

EXECUTIVE OFFICERS
------------------

                NAME                                                  POSITION
                ----                                                  --------
Michel Bon...................................     Chairman and Chief Executive Officer
Jean-Francois Pontal.........................     Chief Executive Officer of Orange
Andre Cathelineau............................     Chief Executive Vice President Dealership Networks
Jacques Champeaux............................     Executive Vice President, Large Business Division
Nicolas Dufourcq.............................     Chairman and CEO of Wanadoo
Marc Fossier.................................     Group Vice President Public Affairs
                                                  Group Executive Vice President Consumer Wireline Services
Bernard Bresson..............................     Senior Vice President Human Resources
Jean-Yves Gouiffes...........................     Executive Vice President, Network Division
Jean-Jacques Damlamian.......................     Executive Vice President, Development Division
Jean-Louis Vinciguerra.......................     Senior Executive Vice President and Chief Financial Officer
Marie-Claude Peyrache........................     Executive Vice President, Corporate Communications"


SCHEDULE II

Schedule II is hereby amended and supplemented by deleting Schedule II in its entirety and replacing it with the following text:

         "The following are the directors of ATLAS TELECOMMUNICATIONS S.A. as of November 19, 2000, their principal occupation or employment and their business address for purposes of this Schedule 13D. Each of such directors is a citizen of France.

        NAME                  PRINCIPAL OCCUPATION                   BUSINESS ADDRESS
        ----                  --------------------                   ----------------
Jean Sanlaville            Chief Financial Officer              GLOBAL ONE
                                                                Bat. Technopolis
                                                                205 rue Jean-Jacques Rousseau
                                                                92130 Issy les Moulineaux
                                                                France

Philippe McAllister        Vice President General Counsel       FRANCE TELECOM
                           International                        International Legal Operation
                                                                208 rue Raymond Losserand
                                                                75014 Paris
                                                                France

Christian Blomet           Chief Legal Counsel                  FRANCE TELECOM
                                                                Large Business Division
                                                                30 boulevard de Vaugirard
                                                                75015 Paris
                                                                France

Bruno Brochier             Senior Vice President Global         FRANCE TELECOM
                           Alliance Steering Group              18 boulevard de Vaugirard
                                                                75015 Paris
                                                                France"











                               Page 10 of 10